UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2017 (April 18, 2017)

Inspyr Therapeutics, Inc.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

31200 Via Colinas, Suite 200

Westlake Village CA 91362

(Address of Principal Executive Offices)

818-661-6302

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 18, 2017 and April 24, 2017 (collectively “Closing Dates”), Inspyr Therapeutics, Inc. (“Company”) completed additional closings of its private placement that initially closed on March 17, 2017. On the Closing Dates, the Company entered into securities purchase agreements (“Securities Purchase Agreement”) with certain accredited investors (the “Investors”). Pursuant to the Securities Purchase Agreement, the Company sold, on the Closing Dates, in addition to $200,000 previously sold on March 17, 2017, an aggregate of $90,431.48 of the Company’s securities for cash. The securities consist of approximately: (i) 90.43148 shares of Series C 0% Convertible Preferred Stock (“Series C Preferred Stock”) with a stated value of $1,000 and which are immediately convertible into 120,578 shares of the Company’s common stock, subject to certain beneficial ownership limitations, at a conversion price equal to $0.75, subject to adjustment (“Conversion Price”), and (ii) an aggregate of 361,734 common stock purchase warrants as described below. The Conversion Price is subject to anti-dilution protection as more fully described in the Certificate of Designation (as defined below).

The Investors received an aggregate of approximately: (i) 120,578 Series M common stock purchase warrants (“Series M Warrants”), (ii) 120,578 Series N common stock purchase warrants (“Series N Warrants”) and (iii) 120,578 Series O common stock purchase warrants (“Series O Warrants”) (collectively, the “Warrants”). The Series M Warrants have an exercise price of $0.90 per share, subject to adjustment, and a term of five (5) years from the date of issuance, the Series N Warrants have an exercise price of $0.75 per share, subject to adjustment, and a term of six (6) months from the date of issuance and the Series O warrants have an exercise price of $0.75, subject to adjustment, and a term of twelve (12) months from the date of issuance. The Warrants are immediately exercisable and separately transferable from the Series C Preferred Stock. In the event that the shares underlying the Warrants are not subject to an effective registration statement at the time of exercise, the Warrants may be exercised on a cashless basis after 6 months from the issuance date. The Warrants contain provisions providing for an adjustment in the underlying number of shares and exercise price in the event of stock splits or dividends and fundamental transactions. Additionally, the Warrants contain anti-dilution protection until the twelve (12) month anniversary of the issuance date of the Warrants.

The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The Securities Purchase Agreement and Warrants are identical (except for the dates of the agreements which are the same as the Closing Dates) as the Securities Purchase Agreement and Warrants contained in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on March 20, 2017 (File No. 000-55331) (the “Prior 8-K”). The foregoing summaries of each of the Securities Purchase Agreement and Warrants are qualified in their entirety by reference to the full text of each such document, a copy of the form of each is attached as Exhibits 10.01 and 10.02 to the Prior 8-K, respectively, and each of which is incorporated herein in its entirety by reference.

The Series C Preferred Stock have such rights, preferences and privileges as contained in the Certificate of Designation of Series C 0% Convertible Preferred Stock (“COD”) filed as Exhibit 3.01 in the Prior 8-K. The full text of the COD is incorporated herein by reference in its entirety.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01	Financial Statement and Exhibits.

			Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date

3.01	Certificate of Designation of Series C 0% Convertible Preferred Stock		8-K	3.01	000-55331	3/20/17

10.01	Form of Securities Purchase Agreement		8-K	10.01	000-55331	3/20/17

10.02	Form of Warrants		8-K	10.02	000-55331	3/20/17

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2017

Inspyr Therapeutics, Inc.

By:	/s/ Christopher Lowe
Christopher Lowe Chief Executive Officer

INDEX OF EXHIBITS

			Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date

3.01	Certificate of Designation of Series C 0% Convertible Preferred Stock		8-K	3.01	000-55331	3/20/17

10.01	Form of Securities Purchase Agreement		8-K	10.01	000-55331	3/20/17

10.02	Form of Warrants		8-K	10.02	000-55331	3/20/17